Exhibit 21.1

INTERNATIONAL COAL GROUP, INC.
LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation or Organization

Bronco Mining Company, Inc.	WV

CoalQuest Development LLC	DE

Hawthorne Coal Company, Inc.	WV

Hunter Ridge, Inc.	DE

Hunter Ridge Coal Company	DE

Hunter Ridge Holdings, Inc.	DE

ICG ADDCAR Systems, LLC	DE

ICG Beckley, LLC	DE

ICG East Kentucky, LLC	DE

ICG Eastern Land, LLC	DE

ICG Eastern, LLC	DE

ICG Hazard Land, LLC	DE

ICG Hazard, LLC	DE

ICG Illinois, LLC	DE

ICG Knott County, LLC	DE

ICG Natural Resources, LLC	DE

ICG Tygart Valley, LLC	DE

ICG, Inc.	DE

ICG, LLC	DE

Juliana Mining Company, Inc.	WV

King Knob Coal Co., Inc.	WV

Marine Coal Sales Company	DE

Melrose Coal Company, Inc.	WV

Patriot Mining Company, Inc.	WV

Powell Mountain Energy, LLC	DE

Simba Group, Inc.	DE

The Sycamore Group, LLC (1)	WV

Upshur Property, Inc.	DE

Vindex Energy Corporation	WV

White Wolf Energy, Inc.	VA

Wolf Run Mining Company	WV

(1)	The Sycamore Group, LLC is a joint venture between Wolf Run Mining Company and Emily Gibson Coal Co., Inc. Each company owns 50% of the membership interest of The Sycamore Group, LLC.